Exhibit 99.1
OncoGenex Pharmaceuticals, Inc. Announces Proposed Public Offering
BOTHELL, WA, and VANCOUVER, October 18, 2010 (Canada NewsWire via COMTEX News Network) — OncoGenex Pharmaceuticals, Inc. (NASDAQ: OGXI) today announced that it is commencing a public offering of its common stock and warrants to purchase shares of its common stock. OncoGenex intends to use the net proceeds from the offering primarily to advance its product pipeline, including its lead program, custirsen, and OGX-427, which is currently in clinical development as a treatment for prostate cancer and bladder cancer, as well as for general corporate purposes.
Stifel Nicolaus Weisel is acting as sole book-running manager and Needham & Company, LLC, Rodman & Renshaw, LLC and Wedbush PacGrow Life Sciences are acting as co-managers.
The offering is being made to purchasers outside of Canada pursuant to an effective shelf registration statement that OncoGenex filed with the Securities and Exchange Commission, or SEC, on June 26, 2009, as amended on July 13, 2009. A prospectus supplement relating to the offering will be filed with the SEC. When available, copies of the prospectus supplement and accompanying prospectus relating to these securities may be obtained by contacting Stifel, Nicolaus & Company, Incorporated, One Montgomery Street, Suite 3700, San Francisco, California 94104, Attention: General Counsel, (415) 364-2500. Electronic copies of the prospectus supplement and accompanying prospectus will also be available on the website of the SEC at http://www.sec.gov.
This press release does not constitute an offer to sell or the solicitation of an offer to buy shares of common stock and warrants of OncoGenex, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
About OncoGenex
OncoGenex is a biopharmaceutical company committed to the development and commercialization of new cancer therapies that address treatment resistance in cancer patients. OncoGenex has a deep oncology pipeline, with each product candidate having a distinct mechanism of action and representing a unique opportunity for cancer drug development. OncoGenex and Teva Pharmaceutical Industries Ltd. have entered a global collaboration and license agreement to develop and commercialize OncoGenex’ lead drug candidate, custirsen, also referred to as OGX-011. Custirsen is currently in Phase 3 clinical development as a treatment in men with metastatic castrate-resistant prostate cancer. The companies plan to begin Phase 3 development of custirsen in first-line treatment of advanced, unresectable non-small cell lung cancer in 2011. OGX-427 has entered Phase 2 clinical development; SN2310 has completed a Phase 1 clinical trial; and

CSP-9222 and OGX-225 are currently in pre-clinical development. More information about OncoGenex is available at www.oncogenex.com.
OncoGenex’ Forward Looking Statements
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, OncoGenex’ intention to conduct a public offering of common stock and warrants. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including, among others, the ability to manage successfully and complete the public offering, the economic and/or market conditions generally, risks relating to OncoGenex’ operations and financial performance and the factors set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s Quarterly Report on Form 10-Q for second fiscal quarter of 2010 and the preliminary prospectus supplement to be filed with the SEC. The Company undertakes no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.
SOURCE: OncoGenex Pharmaceuticals, Inc.
OncoGenex Contact: Scott Cormack, President & CEO, (604) 736-3678,
scormack@oncogenex.com; Media and Investor Contact: Jason Spark, Canale
Communications, (619) 849-6005, jason@canalecomm.com